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                                                                    EXHIBIT 4.16


         THIS WARRANT AS WELL AS THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED(THE "ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE. THIS WARRANT MAY NOT BE TRANSFERRED SEPARATELY FROM THE NOTE UNTIL THE COMMENCEMENT DATE, AS THOSE TERMS ARE HEREINAFTER DEFINED.


Void after 5:00 P.M., New York City Time, on March 31, 1999 (the "Termination Date")


            WARRANT TO PURCHASE ______ SHARES OF THE COMMON STOCK OF

                            CREDIT DEPOT CORPORATION


This is to Certify That, FOR VALUE RECEIVED, ____________(the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Credit Depot Corporation, a Delaware corporation (the "Company"), _______ shares of the Common Stock of the Company, $.001 par value (the "Common Stock"), at a price of $.40 per share at any time or from time to time during the period from the Commencement Date, as that term is hereinafter defined, until 5:00 P.M., New York City Time on the Termination Date. The number of shares to be received upon the exercise of this Warrant and the price to be paid for each such share may be adjusted from time to time as hereinafter set forth. The shares deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of this Warrant as in effect at any time as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."



SECTION 1.                 EXERCISE OF WARRANT.

(a) This Warrant may be exercised in whole or in part at any time or from time to time on or after the earlier to occur of (i) the occurrence of a Default or an Event of Default pursuant to a 10% Secured Convertible Note issued as of July 30, 1997 to the Holder by the Company (the "Note") or any agreements executed by the Company or any subsidiary thereof in connection with the Note which results in an acceleration of the due date of the Note or (ii) October 31, 1997 (the "Commencement Date") until 5:00 P.M., New York City Time, on the Termination Date (the "Exercise Period") provided, however, that if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (iv) in the event of any merger, consolidation or sale of substantially all the assets of the
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Company as an entirety resulting in any distribution to the Company's stockholders, on or before the Termination Date, the Holder shall have the right to exercise this Warrant commencing at such time through the Termination Date which shall entitle the Holder to receive, in lieu of Warrant Shares, the kind and amount of securities and property (including cash) receivable by a holder of the number of shares of Warrant Shares into which this Warrant might have been exercisable immediately prior thereto. For purposes of this Warrant, the term "Warrant Shares" shall include such securities and property. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. Such payment may be made, at the option of the Holder, by check or wire transfer As soon as practicable after each such exercise of the Warrant, but not later than two business days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or the Holder's designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be physically delivered to the Holder.

         (b) Notwithstanding anything herein to the contrary, this Warrant may not be transferred separately from the Note prior to the Commencement Date.

SECTION 2.                 RESERVATION OF SHARES.

         The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of Warrant Shares as shall be required for issuance and delivery upon exercise of this Warrant.

SECTION 3.                 FRACTIONAL SHARES.

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:




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         (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on NASDAQ, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing high bid and low asked prices for such day on such exchange or system; or

         (b) If the Common Stock is not so listed or admitted to unlisted trading privileges but bid and asked prices are reported by the National Quotation Bureau, Inc., the current market value shall be the average of last reported high bid and low asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

         (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, the book value of a share thereof as at the end of the fiscal quarter of the Company ending immediately prior to the date of the exercise of the Warrant.


SECTION 4.                 EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

         This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.




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SECTION 5.                 RIGHTS AND LIABILITIES OF THE HOLDER.

         The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase the Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 6. ADJUSTMENTS, NOTICE PROVISIONS AND RESTRICTIONS ON ISSUANCE OF ADDITIONAL SECURITIES.

SECTION 6.1 Adjustment of Exercise Price. The Exercise Price in effect from time to time shall be subject to adjustment, as follows:

         (a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its capital stock that is payable in shares of its Common Stock, (ii) subdivide, split or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, split, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, split, subdivision, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock of the Company under this Section 6. Such adjustment shall be made successively upon the occurrence of each event specified above.

         (b) In case the Company fixes a record date for the issuance to holders of its Common Stock of rights, options, warrants or convertible or exchangeable securities generally entitling such holders to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as such term is defined in Subsection 6.1(d) hereof) per share of Common Stock on such record date, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying




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the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such Record Date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively on each date whenever a record date is fixed.

         (c) In case the Company fixes a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class of capital stock other than its Common Stock or (ii) of evidences of its indebtedness or (iii) of assets (other than dividends or distributions referred to in Subsection 6.1(a) hereof) or (iv) of rights, options, warrant or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in Subsection 6.1(b) hereof), then in each such case the Exercise Price in effect immediately thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price (as such term is defined in Subsection 6.1(d) hereof) per share on such record date, less the aggregate fair value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current market Price per share. Such adjustment shall be made successively each time such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

         (d) For the purpose of any computation under Subsection 6.1(a), 6.1(b) or 6.1(c) hereof, the "Current Market Price" per share at any date (the "Computation Date") shall be deemed to be the average of the daily current market value of the Common Stock as determined in accordance with the provisions of Section 3 hereof over twenty consecutive trading days ending the trading day before such date; provided, however, upon the occurrence, prior to the Computation Date, of any event described in Subsections 6.1(a), 6.1(b) or 6.1(c) which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such 20-day period, the current market value, as determined in accordance with the provisions of
Section 3 hereof for each trading day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction the numerator of which is the Exercise Price as in effect immediately after the Market-Effect Date and the




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denominator of which is the Exercise Price immediately prior to the
Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized.

         (e) Notwithstanding anything herein to the contrary, in addition to any other adjustment required to be made pursuant to the provisions hereof, the Exercise Price will also be reduced to a price equal to the sales price per share of Common Stock issued by the Company or issuable on conversion or exercise of convertible or exercisable securities issued by the Company on and after the date hereof and through the Termination Date if such price is lower than the Exercise Price. In no event will such price adjustment increase the Exercise Price, as otherwise adjusted pursuant to the terms hereof. There shall be no limitation on the number of adjustments made pursuant to this subsection
(e).

         (f) All calculations under this Section 6.1 shall be made to the nearest cent.

SECTION 6.2 Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to Subsection 6.1 hereof, this Warrant shall thereupon evidence the right to purchase, in addition to any other securities to which the Holder is entitled to purchase, that number of Warrant Shares (calculated to the nearest one-hundred thousandth of a share) obtained by multiplying the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

SECTION 6.3 Verification of Computations. The Company shall select a firm of independent public accountants, which may be the Company's independent auditors, and which selection may be changed from time to time, to verify the computations made in accordance with this Section 6. The certificate, report of other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Section 6. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Holder.

SECTION 6.4 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Section 6, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but Warrant Certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments and which legend and/or notice has been provided by the Company to the Holder, provided the Company may, at its option, issue new Warrant Certificates evidencing Warrants in the form attached hereto to reflect any adjustment in the Exercise Price and the number of Warrant Shares evidenced




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by such Warrant Certificates and deliver the same to the Holder in substitution for existing Warrant Certificates.


SECTION 7.                 OFFICER'S CERTIFICATE.

         Whenever the Exercise Price, the number of Warrant Shares underlying this Warrant or either of them shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and number of Warrant shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 1 hereof and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

SECTION 8.                 NOTICES TO WARRANT HOLDERS.

         So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock, (ii) if the Company shall offer to the holders of its Common Stock rights to subscribe for, purchase, or exchange property for any shares of any class of stock, or any other rights or options or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be sent by overnight mail or courier service to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or subscription rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.




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SECTION 9.                 RECLASSIFICATION, REORGANIZATION OR MERGER.

         In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), the Company shall, as a condition precedent to such Reorganization transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to receive in lieu of the amount of securities otherwise deliverable, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant and the warrants included in the Shares immediately prior to such Reorganization. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive Reorganizations.

SECTION 10.                ISSUE TAX.

         The issuance of certificates representing the Warrant Shares upon the exercise of this Warrant as well as securities underlying the Share Warrants shall be made without charge to the Holder for any issuance tax in respect thereof.

SECTION 11.                EXCHANGE PROVISIONS

         At any time during which this Warrant is exercisable in accordance with its terms, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section 11, by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if




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applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value. "Fair Market Value" "Fair Market Value" shall mean: (1) if the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, Fair Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange or system for the twenty (20) business days ending on the last business day prior to the date for which the determination is being made; or (2) if the Common Stock is not so listed or admitted to unlisted trading privileges, Fair Market Value shall be the average of the means of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for the twenty (20) business days ending on the last business day prior to the date for which the determination is being made; or (3) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the Exchange Date, determined in accordance with generally accepted accounting principles.






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SECTION 12.                GOVERNING LAW, JURISDICTION AND VENUE.

         This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York. The Company hereby consents to the exclusive jurisdiction and venue of the courts of the State of New York located in New York County, New York with respect to any matter relating to this Warrant and the performance of the Company's obligations hereunder and the Company hereto hereby further consents to the personal jurisdiction of such courts. Any action suit or proceeding brought by or on behalf of the Company relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts.


                                        CREDIT DEPOT CORPORATION



                                        By:
                                           -------------------


[SEAL]

Dated:                , 1997
        --------------

Attest:


----------------------------
Secretary






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                                  PURCHASE FORM

                                             Dated ________________, 19__

                  The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ Warrant Shares and hereby makes payment _________ of in payment of the actual exercise price thereof.




                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
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(Please typewrite or print in block letters)


Address
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Signature
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